WRITTEN CONSENT TO RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                       CONSECO VARIABLE INSURANCE COMPANY

         The undersigned, being all of the members of the Board of Directors of Conseco Variable Insurance Company (the "Company") hereby unanimously consent to the adoption of the following resolutions without a meeting of the Board of Directors of the Company;

                  RESOLVED, that the Company develop and implement a program for the offer and sale of individual fixed and variable annuity contracts (the "Contracts") with variable separate account and fixed general account options, to be issued by the Company; and

                  FURTHER RESOLVED, that the Company establish a separate account pursuant to the Texas Insurance Code, said separate account being designated "Conseco Variable Insurance Variable Account I" (the "Variable Account"); and

                  FURTHER RESOLVED, that the Contracts issued pursuant to these resolutions from the Variable Account shall provide that the assets of the Variable Account, equal to the reserves and other contract liabilities with respect to the Variable Account, are not chargeable with liabilities out of any other business the Company may conduct; and

                  FURTHER RESOLVED, that the filing with the U.S. Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933 of a Form N-4 registration statement for the Variable Account and Contracts, including the filing of any amendments thereto and all matters properly incident thereto, is hereby authorized and approved; and

                  FURTHER RESOLVED, that the filing with the U.S. Securities and


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         Exchange Commission pursuant to Section 8 of the Investment Company Act of 1940 ("1940 Act"), registering the Variable Account as a unit investment trust under said Act, including the filing of any amendments thereto and all matters properly incident thereto, is hereby authorized and approved; and

                  FURTHER RESOLVED, that the filing with the U.S. Securities and Exchange Commission of applications, and amendments thereto, for exemptions from the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder as may be necessary or appropriate to effectuate the purposes of these resolutions, are hereby authorized and approved; and

                  FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to make all actions necessary to maintain the registration of the Variable Account as a unit investment trust under the 1940 Act, and to take such related actions as they deem necessary or appropriate to carry out the foregoing, including, without limitation, the following: determining that the fundamental investment policy of the Variable Account shall be to invest and reinvest its assets in securities issued by such open-end management investment companies registered under the 1940 Act as the officers may designate consistent with provisions of the Contracts issued by the Company; establishing one or more sub-accounts of the Variable Account to which payments under the Contracts will be allocated in accordance with orders received from Contract owners or Participants; reserving to the officers the authority to increase or decrease the number of sub-accounts in the Variable Account as they deem necessary or appropriate; investing each sub-account only in shares of a single investment company or a single portfolio of an investment company organized as a series fund pursuant to the 1940 Act, including substituting from time to time the shares of another single investment company or single portfolio of a series fund for such shares then invested in such sub-account, as the officers acting in accordance with the provisions of the Contracts deem necessary or appropriate in order to render permissible the offering and sale of Contracts in any jurisdiction within the United States of America; the forms of any resolutions required by any state authority to be filed in connection with any of the documents or instruments referred to above be, and the same hereby are, adopted by this Board of Directors as if such resolutions were fully set forth herein if (i) in the opinion of the officers of the Company, the adoption of such resolutions is necessary or advisable, and (ii) the Secretary or any Assistant Secretary of the Company evidences the adoption of any such resolution by filing a copy of such resolution with this Written Consent; and

                  FURTHER RESOLVED, that the officers of the Company be and hereby are authorized to take such further action and to execute such additional documents as they deem necessary or appropriate to effectuate the purposes of the foregoing resolutions.

         The resolutions adopted pursuant to this Written Consent shall be effective as of the 23rd day of August, 2000.



/s/JAMES S. ADAMS                           /s/EDWARD M. BERUBE
-------------------------                   -------------------------
James S. Adams                              Edward M. Berube


/s/NGAIRE E. CUNEO                          /s/THOMAS J. KILIAN
-------------------------                   -------------------------
Ngaire E. Cuneo                             Thomas J. Kilian


/s/JOHN J. SABL
-------------------------
John J. Sabl